SHARE EXCHANGE AGREEMENT

CONO ITALIANO, INC., A Nevada Corporation

CONO ITALIANO, INC., A Delaware Corporation

SHAREHOLDERS OF CONO ITALIANO, INC., A Delaware Corporation

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of the date set forth on the signature page hereto, is entered into by and between Cono Italiano, Inc. (formerly known as Tiger Renewable Energy Ltd.), a Nevada corporation having its principal office at 10 Main Street, Keyport, NJ  07735 (the “Public Company”), Cono Italiano, Inc. a Delaware corporation having its principal office at 10 Main Street, Keyport, NJ  07735 (“Cono Italiano”) and the undersigned shareholders of Cono Italiano (each a “Shareholder,” and collectively, the “Shareholders”).

WITNESSETH:

WHEREAS, the Public Company desires to acquire all of the issued and outstanding shares of Cono Italiano (the “Cono Shares”) from the Shareholders, and the Shareholder wishes to sell to the Public Company all of the Cono Shares held of record by the Shareholder;

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.           Share Exchange.

1.1           Transfer of Shares.  Subject to the terms and conditions stated herein, at the Closing (as defined below), (a) the Shareholder shall assign, transfer, convey, and deliver to the Public Company, and the Public Company shall accept and acquire, the Cono Shares and any and all rights in such shares to which the Shareholder is entitled, and by so doing, the Shareholder will be deemed to have assigned all of his or her right, title and interest in and to all such Cono Shares to the Public Company; and (b) in exchange for the Cono Shares, the Public Company shall transfer to the Shareholders, and the Shareholders shall accept from the Public Company, those shares of the Public Company’s common stock (the “Exchange Shares”) on a one-for-one basis for each share of the Cono Shares held of record on the date of the Closing.  If one or more stock certificates representing the Cono Shares have been issued, such conveyance of the Cono Shares shall be evidenced by such stock certificate(s), duly endorsed to the Public Company or accompanied by stock powers duly executed to the order of the Public Company, or other instruments of transfer in form and substance reasonably satisfactory to the Public Company.

1.2           Transfer of Rights to Additional Shares.  At the Closing, the Shareholder relinquishes and forever releases any and all rights, options or warrants of any nature or kind which the Shareholder may possess to acquire additional Cono Shares, by virtue of written agreement, verbal understanding or otherwise.  The Shareholder understands and hereby acknowledges that the number of Exchange Shares they shall receive pursuant to this Agreement fully reflects their exchange of all Cono Shares they may presently own and termination of any and all rights they may possess to acquire additional shares of Cono.

2.           Closing and Deliveries.

2.1           The Closing.  The closing (the “Closing”) of the transactions contemplated hereunder shall take place simultaneously with the execution of this Agreement at such place as the parties hereto may agree, provided, however, time is of the essence and the Closing shall not be later than ten (10) days from the date of this Agreement.

2.2           Release.  The Shareholder hereby acknowledges, represents and warrants to Cono Italiano, the Public Company and its shareholders that the Shareholder has no claims against Cono Italiano or the Public Company and hereby releases and forever discharges both Cono Italiano and the Public Company and each of its past, present and future affiliates, stockholders, members, successors and assigns and their respective officers, directors and employees, from any and all claims, demands, proceedings, causes of action, court orders, obligations, contracts and agreements (express or implied), debts or liabilities under or related to Cono Italiano and the Public Company, including, without limitation, any and all right, warrant, or other obligation to issue additional Cono Shares to the Shareholder in the future.

3.           Representations and Warranties.

3.1           Representations and Warranties of the Shareholder.  As an inducement to the Public Company to enter into this Agreement and to consummate the transactions contemplated herein, the Shareholder represents and warrants to the Public Company as follows, of which all such representations and warranties are true and complete as of the date of this Agreement and as of the Closing:

(a)           Authority.  The Shareholder has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform his obligations under this Agreement.  This Agreement constitutes the legal, valid and binding obligations of the Shareholder, enforceable against the Shareholder in accordance with the terms hereof.

(b)           Ownership.  The Shareholder is the sole record and beneficial owners of all of the issued and outstanding Cono Shares in the Shareholder’s name, has good and marketable title to the Cono Shares, free and clear of all Encumbrances (as hereinafter defined), and has full legal right and power to sell, transfer and deliver the Cono Shares to the Public Company in accordance with this Agreement.  “Encumbrances” shall mean any liens, pledges, hypothecations, charges, adverse claims, options, preferential arrangements or restrictions of any kind, including, without limitation, any restriction of the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, other than as provided under applicable securities laws.  Upon the execution and delivery of this Agreement, the Public Company will receive good and marketable title to the Cono Shares, free and clear of all Encumbrances.  There are no stockholders' agreements, voting trust, proxies, options, warrants, convertible instruments, rights of first refusal or any other agreements or understandings with respect to the Cono Shares.  As contemplated by this Agreement, following the Closing, there will be no preemptive or similar rights to purchase or otherwise acquire shares of the capital stock of Cono Italiano pursuant to any provision of law, the Certificate of Incorporation or By-Laws (in each case, as amended and in effect on the date hereof), or any agreement to which any Shareholder or Cono Italiano is a party.

(c)           No Conflict.  None of the execution, delivery, or performance of this Agreement, or the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) will result in a termination, breach or violation of (i) any instrument, contract or agreement to which the Shareholder is a party or by which he or she is bound, or to which the Cono Shares are subject; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to the Shareholder or the Cono Shares.

(d)           No Consent.  No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person, is required for the consummation by the Shareholder of any of the transactions contemplated by the Shareholder under this Agreement.

(e)           Own Account.  The Shareholder is acquiring the Exchange Shares for his or her own account as principal, and not as a nominee or agent; for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part; and no other person has a direct or indirect beneficial interest in such Exchange Shares or any portion thereof.  The Shareholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations in the Exchange Shares to such person or to any third person.

(f)           No Advertisement.  The Shareholder is not acquiring the Exchange Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or pursuant to any solicitation of a subscription by a person not previously known to the Shareholder in connection with investment securities generally.

(g)           No Obligation to Register.  The Shareholder understands that the Public Company is not under any obligation to register the Exchange Shares under the Securities Act of 1933, as amended (the “Securities Act”), or to assist the Shareholder in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction.  The Shareholder understands that the Exchange Shares must be held indefinitely unless such Exchange Shares are registered under the Securities Act or an exemption from registration is available.  The Shareholder acknowledges that such person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that the Shareholder has been advised that Rule 144 permits resales only under certain circumstances.  The Shareholder understands that to the extent that Rule 144 is not available, the Shareholder will be unable to sell any Exchange Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(h)           Experience.  The Shareholder is (1) experienced in making investments of the kind described in this Agreement and the related documents, (2) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Public Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (3) able to afford the entire loss of its investment in the Exchange Shares.

(i)           Exemption from Registration.  The Shareholder acknowledges his or her understanding that the offering and sale of Exchange Shares is intended to be exempt from registration under the Securities Act.  In furtherance thereof, in addition to the other representations and warranties of the Shareholder made herein, the Shareholder further represents and warrants to and agrees with each of the Public Company and their affiliates as follows:

(1)           The Shareholder realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Shareholder is acquiring the Exchange Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise.  The Shareholder does not have such intention.

(2)           The Shareholder has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to the acquisition of the Exchange Shares.

(3)           The Shareholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Exchange Shares.

(4)           The Shareholder has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the offering of the Exchange Shares, the Public Company, and all other information to the extent the Public Company possesses such information or can acquire it without unreasonable effort or expense.

(j)           Risk.  The Shareholder understands that an investment in the Exchange Shares is a speculative investment which involves a high degree of risk and the potential loss of his entire investment.

(k)           Net Worth.  The Shareholder’s overall commitment to investments which are not readily marketable is not disproportionate to the Shareholder’s net worth, and the acquisition of the Exchange Shares will not cause such overall commitment to become excessive.

(l)           SEC Documents.  The Shareholder has received all documents, records, books and other information pertaining to the Shareholder’s investment in the Public Company that has been requested by the Shareholder.  The Shareholder has reviewed or received copies of all reports and other documents filed by the Public Company with the Securities and Exchange Commission (the “SEC Documents”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(m)           Reliance.  Other than as set forth herein, the Shareholder are not relying upon any other information, representation or warranty by the Public Company, or any officer, director, stockholder, agent or representative of the Public Company in determining to invest in the Exchange Shares.  The Shareholder has consulted, to the extent deemed appropriate by the Shareholder, with the Shareholder’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Exchange Shares and on that basis believes that his or its investment in the Exchange Shares is suitable and appropriate for the Shareholder.

(n)           No Governmental Review.  The Shareholder is aware that no federal or state agency has (1) made any finding or determination as to the fairness of this investment, (2) made any recommendation or endorsement of the Exchange Shares, the Public Company, or (3) guaranteed or insured any investment in the Exchange Shares or any investment made by the Public Company.

(o)           Price.  The Shareholder understands that the value of the Exchange Shares offered hereby bear no relation to the assets, book value or net worth of the Public Company and were determined arbitrarily by the Public Company.  The Shareholder further understands that there is a risk of further dilution of his, her or its investment in the Public Company.

(p)           Compliance Undertakings.  The Shareholder hereby acknowledges that he/she is acquainted with the requirements of Section 16 and Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations issued thereunder.  The Shareholder understands that, as a result of its acquisition of Shares, and in order to comply with Section 16 and Section 13(d) and the rules and regulations issued thereunder, certain Shareholders may be required to file a report on Form 3 and a Schedule 13D and the Shareholder hereby undertakes and agrees to make such filing in a timely manner if so required.

3.2           Representations and Warranties of the Public Company.  As an inducement to the Shareholders to enter into this Agreement and to consummate the transactions contemplated herein, the Public Company represents and warrants to the Shareholders as follows, all of which are true and complete as of the date of this Agreement and as of the Closing, except to the extent set forth on a disclosure schedule attached hereto referencing the Section and paragraph number of the provision herein corresponding to such exception:

(a)           Organization of the Public Company.  The Public Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  The Public Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Public Company.  The Public Company has, prior to the execution of this Agreement, made available by reference to filings on the SEC Website, true and complete copies of its (i) Certificate of Incorporation with all amendments thereto; and (ii) By-laws, in each case as in effect on the date of Closing.  Public Company is not in default under or in violation of any provision of its Certificate of Incorporation or By-laws.

(b)           Authority.  (1) The Public Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Exchange Shares; (2) the execution and delivery of this Agreement by the Public Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Public Company or its Board of Directors or stockholders is required; and (3) this Agreement has been duly executed and delivered by the Public Company and constitutes a valid and binding obligation of the Public Company enforceable against the Public Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

(c)           Exemption from Registration; Valid Issuances.  When issued and transferred as herein provided, the Exchange Shares shall be duly authorized, validly issued, fully paid, and nonassessable.  Neither the sales of the Exchange Shares pursuant to, nor the Public Company’s performance of its obligations under, this Agreement shall (1) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Exchange Shares or any of the assets of the Public Company, or (2) entitle the other holders of the common stock of the Public Company to preemptive or other rights to subscribe to or acquire the Exchange Shares or other securities of the Public Company.

(d)           No General Solicitation or Advertising in Regard to this Transaction.  Neither the Public Company nor any of its affiliates nor any person acting on its or their behalf (1) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Exchange Shares, or (2) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Exchange Shares under the Securities Act.

(e)           No Conflicts.  The execution, delivery and performance of this Agreement by the Public Company and the consummation by the Public Company of the transactions contemplated hereby, including without limitation the issuance of the Exchange Shares, do not and will not (1) result in a violation of the Certificate of Incorporation or By-Laws of the Public Company, or (2) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Public Company is a party, or (3) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Public Company or by which any property or asset of the Public Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Public Company) nor is the Public Company otherwise in violation of, conflict with or in default under any of the foregoing.  The business of the Public Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Public Company.  The Public Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Exchange Shares in accordance with the terms hereof (other than any SEC, FINRA or state securities filings that may be required to be made by the Public Company subsequent to the Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Over The Counter Bulletin Board); provided that, for purposes of the representation made in this sentence, the Public Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Shareholder herein.

(f)           Litigation and Other Proceedings.  Except as may be set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the best knowledge of the Public Company threatened, against the Public Company, nor has the Public Company received any written or oral notice of any such action, suit, proceeding or investigation, which would have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Public Company.  Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Public Company, requested of any court, arbitrator or governmental agency which would have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Public Company.

(g)           Authorized Capitalization.  The authorized capital stock of the Public Company consists of: a total of one hundred million (100,000,000) shares of common stock, par value $.001 per share.  The Public Company has issued and outstanding such options and warrants as are set forth in the SEC Documents. The Public Company expects to adopt a new equity incentive plan with a number of shares of Public Company common stock authorized to be issued thereunder to be determined by the Board of Directors as customary and reasonable by reference to similarly-situated public companies.

(h)           Full Disclosure.  No representation or warranty made to any Shareholder by the Public Company in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.  There is no fact known to the Public Company that has specific application to the Exchange Shares and that materially adversely affects or, as far as can be reasonably foreseen, materially threatens the Exchange Shares that has not been set forth in this Agreement or otherwise disclosed in the Public Company’s publicly available reports and disclosures filed with the U.S. Securities and Exchange Commission.

3.3           Representations and Warranties regarding Cono Italiano.  As an inducement to the Public Company to enter into this Agreement and to consummate the transactions contemplated herein, Cono Italiano represents and warrants to the Public Company as follows regarding matters pertaining to Cono Italiano, all of which are true and complete as of the date of this Agreement and as of the Closing, except to the extent set forth on a disclosure schedule attached hereto referencing the section and paragraph number of the provision herein corresponding to such exception:

(a)           Organization of Cono Italiano.  Cono Italiano is a corporation duly organized and validly existing and in good standing under the laws of the state of Delaware, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  Cono Italiano is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of Cono Italiano.  Cono Italiano has, prior to the execution of this Agreement, delivered to the Public Company true and complete copies of its (i) Certificate of Incorporation with all amendments thereto; and (ii) By-Laws, in each case as in effect on date of the Closing.  Cono Italiano is not in default under or in violation of any provision of its Certificate of Incorporation or By-Laws.

(b)           Authority.  (1) Cono Italiano has the requisite corporate power and authority to enter into and perform its obligations under this Agreement; (2) the execution and delivery of this Agreement by Cono Italiano and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of Cono Italiano or its Board of Directors or stockholders is required; and (3) this Agreement has been duly executed and delivered by Cono Italiano and constitutes a valid and binding obligation of Cono Italiano enforceable against Cono Italiano in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

(c)           Issuances.  The shares of Cono Italiano delivered hereto have been properly issued by Cono Italiano pursuant to applicable federal and state laws or exemption therefrom.  When delivered as herein provided, the Cono Shares shall be duly authorized, validly issued, fully paid, and nonassessable.  Neither the transfer of the Cono Shares pursuant to, nor the Public Company's or Public Company’s performance of Cono Italiano obligations under, this Agreement shall (1) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Cono Shares or any of the assets of Cono Italiano, or (2) entitle the other holders of the Cono Shares to any rights to subscribe to or acquire any other Cono Shares or other securities of the Public Company or the Public Company.  The Cono Shares constitute all of the issued and all outstanding equity interests in Cono Italiano and there are no direct or indirect rights of any nature or kind issued or outstanding, contingent or otherwise, to acquire any Cono Shares, including, without limitation, no options, warrants or instruments convertible into Cono Shares.

(d)           No General Solicitation or Advertising in Regard to this Transaction.  Neither Cono Italiano, nor any of its affiliates nor any person acting on its or their behalf (1) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Cono Shares, or (2) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Cono Shares under the Securities Act.

(e)           No Conflicts.  The execution, delivery and performance of this Agreement by Cono Italiano and the consummation by Cono Italiano of the transactions contemplated hereby, do not and will not (1) result in a violation of the Certificate of Incorporation or By-Laws of Cono Italiano, or (2) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any one or more agreements that individually or in the aggregate are material, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which Cono Italiano is a party, or (3) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to Cono Italiano or by which any property or asset of Cono Italiano is bound or affected (except, in the case of (2) and (3), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of Cono Italiano or its ability to consummate the transaction contemplated hereby) nor is Cono Italiano otherwise in violation of, conflict with or in default under any of the foregoing.  The business of Cono Italiano is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of Cono Italiano.

(f)           Litigation and Other Proceedings.  There are no lawsuits or proceedings pending or, to the best knowledge of the Shareholder or Cono Italiano threatened, against Cono Italiano, nor has Cono Italiano received any written or oral notice of any such action, suit, proceeding or investigation, which would have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of Cono Italiano.  No judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Shareholder or Cono Italiano, requested of any court, arbitrator or governmental agency which would have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of Cono Italiano or its ability to consummate the transaction contemplated hereby.

(g)           Taxes.

           (i)           Cono Italiano has timely filed with the appropriate taxing authorities all tax returns required to have been filed by Cono Italiano on or before the Closing Date; each such tax return is true, correct and complete in all material respects; and all taxes of Cono Italiano that are required to have been paid on or before the Closing Date (whether or not shown on any tax return) have been timely paid in full.

(ii)           There is no action, suit, proceeding, investigation, audit, claim or assessment pending or, to the knowledge of the Shareholder, threatened with respect to Cono Italiano with respect to a liability for taxes or with respect to any tax return.  No deficiency for any tax has been assessed with respect to Cono Italiano which has not been paid in full.

4.           Stock Legend.

Each certificate representing the Exchange Shares shall be stamped or otherwise imprinted with legends substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws)(the use of the term “Cono Italiano, Inc.” in this legend refers to the Public Company):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (1)(A) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR ANOTHER THEN AVAILABLE EXEMPTION UNDER THE ACT AND STATE SECURITIES LAWS, OR (B) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE LAWS, AND WHEREIN THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED, OR (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); AND (2) PRIOR TO ANY SUCH TRANSFER, IT WILL FURNISH TO THE ISSUER AND THE TRANSFER AGENT FOR THE COMMON STOCK SUCH CERTIFICATIONS, LEGAL OPINIONS, OR OTHER INFORMATION AS THE ISSUER OR SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT OR STATE SECURITIES LAWS; AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITIES EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  FURTHERMORE, HEDGING TRANSACTIONS INVOLVING THE SECURITIES EVIDENCED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

The Public Company agrees to reissue certificates representing any of the Exchange Shares without the legend set forth above if at such time, prior to making any transfer of any such Exchange Shares, such holder thereof shall give written notice to the Public Company describing the manner and terms of such transfer and removal as the Public Company may reasonably request.  Such proposed transfer and removal will not be effected until: (a) either (i) the Public Company has received an opinion of counsel reasonably satisfactory to the Public Company, to the effect that the registration of the Exchange Shares under the Securities Act is not required in connection with such proposed transfer; (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Public Company with the Commission and has become effective under the Securities Act; (iii) the Public Company has received other evidence reasonably satisfactory to the Public Company that such registration and qualification under the Securities Act and state securities laws are not required; or (iv) the holder provides the Public Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Public Company has received an opinion of counsel reasonably satisfactory to the Public Company, to the effect that registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition; or (ii) compliance with applicable state securities or "blue sky" laws has been effected or a valid exemption exists with respect thereto.

5.           Broker.  The parties acknowledge that no broker is entitled to a brokerage commission/finder's fee as a result of the transactions contemplated by this Agreement.

6.           Miscellaneous.

(a)           Notices.  All notices or other communications required or permitted hereunder shall be in writing.  Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (i) if by personal delivery, when so delivered; (ii) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below; or (iii) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent to the address of the intended recipient as first set forth above.  Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

Notice Address of Public Company:	Cono Italiano, Inc. 10 Main Street Keyport, NJ 07735 Attn: Mitchell Brown Chief Executive Officer

Notice Address of Cono Italiano:	Cono Italiano, Inc. 10 Main Street Keyport, NJ 07735 Attn: Mitchell Brown Chief Executive Officer

Notice Address of Shareholders:	As set forth on Annex A hereto.

(b)           Choice of Law.  This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York and the federal laws of United States applicable therein, without giving effect to principles of conflicts of law.

(c)           Jurisdiction.  The parties hereby irrevocably consent to the in personam jurisdiction of the state or federal courts located in the State of New York, in connection with any action or proceeding arising out of or relating to this Agreement or the transactions and the relationships established thereunder.  The parties hereby agree that such courts shall be the venue and exclusive and proper forum in which to adjudicate such matters and that they will not contest or challenge the jurisdiction or venue of these courts.

(d)           Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior and contemporaneous agreements, arrangements and understandings of the parties relating to the subject matter hereof.  No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties which is not expressly embodied in this Agreement, such other agreements, notes or instruments related to this transaction executed simultaneously herewith, or the written statements, certificates, schedules or other documents delivered pursuant to this Agreement or in connection with the transactions contemplated hereby.

(e)           Assignment.  Each party's rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other party's prior consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such party.

(f)           Amendments.  This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by each party, in the case of a waiver, by the party waiving compliance.

(g)           Waivers.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same.  No waiver by any party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

(h)           Further Assurances.  The parties shall from time to time do and perform such additional acts and execute and deliver such additional documents and instruments as may be required or reasonably requested by any party to establish, maintain or protect its rights and remedies or to effect the purposes of this Agreement.

(i)           Interpretation.  All references to “material” or “materiality” herein shall refer to matters, understandings, agreements, actions, courses of dealing, courses of operations, or events, which individually or in the aggregate exceed $200,000.  All references to “knowledge” means those facts or circumstances actually known after due inquiry.  No ambiguity in any provision hereof shall be construed against parties by reason of the fact it was drafted by such party or its counsel.  References to “including” means including without limiting the generality of any description preceding such term.  Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties any rights or remedies under or by reason of this Agreement.

(j)           Binding Effect; Benefits.  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective heirs, legal representatives, successors and permitted assigns, any rights, remedies, obligations or liabilities under, in connection with or by reason of this Agreement.

(k)           Reporting.  The Shareholder and Cono Italiano acknowledge that the Public Company is a public corporation subject to U.S. Federal securities laws.  The Shareholder and Cono Italiano acknowledge that they will not engage in any trading in the Public Company’s securities until after public announcement of the acquisition in form and date to be mutually agreed upon by the Shareholder and the Public Company.  The Shareholder furthermore agree to use commercially reasonable efforts to promptly comply and assist the Public Company with any and all requests for information as necessary to comply with the Public Company’s filing requirements with the U.S. Securities and Exchange Commission and the Public Company’s public reporting obligations.

           (l)           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.  This Agreement shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by facsimile, electronic mail or otherwise, copies of the signature pages hereto, which shall have the same full force and effect as an original thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the ______ day of ________________, 20___.

CONO ITALIANO, INC., A Nevada Corporation (Referred to herein as the “Public Company)

By:
Name:
Title:

CONO ITALIANO, INC., A Delaware Corporation (Referred to herein as “Cono Italiano”)

By:
Name:
Title:

SHAREHOLDER OF CONO ITALIANO, INC.

(Signature)
Print Name:
Title:

Annex A

Name and Notice Address for Exchanging Shareholder of Cono Italiano, Inc.